Exhibit 10.2
THIRD MASTER AMENDMENT TO LOAN DOCUMENTS
(Sparton Corporation — Line of Credit)
     This Third Master Amendment to Loan Documents (the “Third Amendment”) dated as of November 12, 2008 is made by and between Sparton Corporation, an Ohio corporation (“Borrower”); Sparton Medical Systems, Inc. f/k/a Astro Instrumentation, Inc., a Michigan corporation (“Sparton Medical”); Sparton Technology, Inc., a New Mexico corporation (“Sparton Technology”); Spartronics, Inc., a Michigan corporation (“Spartronics”); Sparton Electronics Florida, Inc., a Florida corporation (“Sparton Florida”) and Sparton of Canada, Limited, a Canadian corporation (“Sparton Canada”) (each of Sparton Medical, Sparton Technology, Spartronics, Sparton Florida and Sparton Canada may be referred individually as a “Guarantor” and collectively, as the “Guarantors”) and National City Bank, a national banking association (the “Lender”).
RECITALS
     A. The Lender has made a line of credit loan available (the “Line of Credit Loan”) to Borrower in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), which Line of Credit Loan is evidenced by, among other documents, that certain: (1) Promissory Note (the “Original Note”) and Promissory Note Covenant Exhibit, as amended (the “Covenant Exhibit”), each dated January 22, 2008, as amended by Master Amendment to Loan Documents dated as of April 21, 2008 and effective as of March 31, 2008 (the “First Master Amendment”) and by Second Master Amendment to Loan Documents dated as of July 31, 2008 and effective as of June 30, 2008 (the “Second Master Amendment” and, collectively with the Original Note, the Covenant Exhibit and the First Master Amendment, the “Sparton Corporation Note”); and (2) Amended and Restated Security Agreement dated as of April 21, 2008 and effective as of March 31, 2008 (the “Sparton Corporation Security Agreement”, and together with the Sparton Corporation Note and all other documents now or hereafter executed in connection therewith, including, without limitation, the Guarantees (defined below), the “Sparton Corporation Loan Documents”).
     B. The Borrower’s obligations under the Sparton Corporation Loan Documents have been guaranteed by the Guarantors pursuant to those Commercial Security Guaranty agreements, each dated January 22, 2008, signed by each Guarantor and amended by the First Master Amendment (each, a “Guaranty” and collectively, the “Guarantees”).
     C. The Lender has also made a term loan (the “Term Loan”) to Sparton Medical in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), which Term Loan is evidenced by a Promissory Note dated May 30, 2006, as amended and Promissory Note Covenant Exhibit dated August 1, 2007, as amended (the “Sparton Medical Note, and together with all other documents now or hereafter executed in connection therewith including, without limitation, the Guarantees, the “Sparton Medical Loan Documents”).
     D. Borrower has requested certain modifications to the terms of the Line of Credit Loan and the Sparton Corporation Loan Documents and Lender is willing to make such modifications subject to the terms of this Third Amendment.

     NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, Guarantors and the Lender hereby agree as follows:
     1. Interest Rate. The third paragraph of the Sparton Corporation Note entitled “VARIABLE INTEREST RATE” shall be amended to replace “3.0 percentage points over the Index” with “5.0 percentage points over the Index”.
     2. Covenant Waiver. The Borrower has informed the Lender that, as of the quarter ending September 30, 2008, it is in default of the required: (a) minimum EBITDA set forth in Section 2.1 of the Covenant Exhibit (as amended); and (b) the minimum Tangible Net Worth ratio set forth in Section 2.3 of the Covenant Exhibit (as amended) (each, an “Existing Default” and collectively, the “Existing Events of Default”). Borrower has requested that the Lender waive the Existing Events of Default. The Lender hereby waives the Existing Events of Default as of the quarter ending September 30, 2008. This waiver shall be narrowly construed and shall not extend to any other now or hereafter existing violations, defaults or events of default under any of the Sparton Corporation Loan Documents including, without limitation, any violation of one or more of the above described covenants for any future period of time, nor shall this waiver prejudice any rights or remedies the Lender may have under the Sparton Corporation Loan Documents or applicable law. This waiver does not imply that the Bank will waive any future defaults under the Sparton Corporation Loan Documents. Specifically, without limitation, Borrower will continue to be required to comply with the above described financial covenants for all future periods as required under the Sparton Corporation Loan Documents.
     3. Electropac Lawsuit and Mortgage. Borrower has informed Lender that it is in the process of negotiating and finalizing a Settlement Agreement and Release (the “Electropac Settlement Agreement”) by and among Borrower and Sparton Florida and Electropac, Co., Inc. and Electropac Canada, Inc. (collectively, “Electropac”) in connection with certain litigation Captioned Sparton Electronics Florida, Inc. v. Electropac Canada, Inc. and Electropac Co., Inc. (Middle District of Florida, Case Number 8:05-1495-cv) (the “Electropac Litigation”). Pursuant to the terms of the Electropac Settlement Agreement, Sparton Florida is to receive an aggregate amount of $1,950,000.00 plus interest (the “Award”), payable by the dates set forth in the Electropac Settlement Agreement. Payment of the Award shall be secured by a first real estate mortgage on certain real property and improvements located at 7 Delta Drive, Londonberry, New Hampshire as more particularly described in the Electropac Settlement Agreement. Borrower and Sparton Florida hereby agree to:
(a)	deliver to Lender copies of all drafts of the Electropac Settlement Agreement and the final version, within three (3) business days of Borrower executing same;

(b)	deliver to Lender, within two (2) business days following entry, the Consent Judgment entered in favor of Sparton Florida by the Court in the Electropac Litigation (the “Judgment”);

(c)	deliver to Lender a copy of the executed mortgage to be hereafter after granted to Sparton Florida pursuant to the Electropac Settlement Agreement, which mortgage shall be acceptable to Lender (the “Electropac Mortgage”), within three (3) business days of the Electropac Mortgage being executed; and

(d)	execute and deliver to Lender an assignment of the Electropac Mortgage on terms and conditions satisfactory to Lender, within three (3) business days of Lender providing such assignment to Borrower and Sparton Florida.
     4. Assignment of Award; Security Agreements. Sparton Corporation has executed and delivered in favor of Lender an Amended and Restated Security Agreement dated April 21, 2008 and Sparton Florida has executed and delivered in favor of Lender a Security Agreement dated April 21, 2008 (collectively, the “Security Agreements”). The Security Agreements include in the definition of “Collateral” all General Intangibles and/or Intangibles which the Borrower and Guarantors acknowledge and agree shall include, without limitation, all General Intangibles and Payment Intangibles arising from, out of, or in connection with the Electropac Litigation including, without limitation, the Award. Borrower and/or Sparton Florida, as the case may be, shall remit all payments of the Award to the Lender to pay the principal payments required under the Sparton Medical Note. Unless and until the required principal payments are paid on the Sparton Medical Note, Borrower and/or Sparton Florida shall not be entitled to retain any payments of the Award. As additional collateral for the obligations under the Sparton Corporation Loan Documents and the Sparton Medical Loan Documents, Borrower and Sparton Florida hereby grant a security interest to Lender, and assign all of their rights, title and interest in, to and under, all amounts owing to them pursuant to the Electronics Settlement Agreement and the Judgment (including, without limitation, the Award). Upon the occurrence of a default under the Sparton Corporation Loan Documents or the Sparton Medical Loan Documents, the Lender shall have the right to notify Electropac and request that all payments of the Award be made directly to Lender.
     5. Conditions Precedent. Borrower shall satisfy the following conditions simultaneous with delivery of this signed Third Amendment and this Third Amendment shall not be effective until all of the following have been satisfied to Lender’s reasonable satisfaction:
(a)	Borrower shall have paid Lender a modification and waiver fee of Twenty Five Thousand and No/100 Dollars ($25,000.00), which fee shall be fully earned and non-refundable upon payment; and

(b)	Borrower shall have paid all of Lender’s costs and expenses incurred in connection with the Line of Credit Loan, the Sparton Corporation Loan Documents and this Third Amendment including, without limitation, UCC search expenses, certified organizational document fees and Lender’s attorney fees.
     6. Reaffirmation of Borrower. Borrower hereby reaffirms the representations and warranties contained in the Sparton Corporation Loan Documents as if made as of the date of this Third Amendment. Borrower has fully complied with all covenants and agreements to be complied with or performed by it under the Sparton Corporation Loan Documents to which it is a party and no default or Event of Default currently exists under any Sparton Corporation Loan Document. Borrower has the full power and authority to enter into this Third Amendment.
     7. Reaffirmation of Guarantors. Guarantors agree to the terms set forth in this Third Amendment, reaffirm all of their obligations under the Guarantees and represent and warrant that no defenses or counterclaims exist with respect to their obligations under the Guarantees. Each

Guarantor reaffirms the representations and warranties contained in the Guarantees as if made as of the date of this Third Amendment. Each Guarantor represents and warrants that each of them has fully complied with all covenants and agreements to be complied with or performed by its under the Guarantees (and all documents executed in connection thereunder) and no Guarantor is presently in default under any term of the Guarantees. Each Guarantor has the full power and authority to enter into this Third Amendment.
     8. Full Force and Effect. Borrower and Guarantors expressly acknowledge and agree that except as expressly stated in this Third Amendment, the Sparton Corporation Loan Documents, as amended, remain in full force and effect and are ratified, confirmed and restated.
     9. Costs. Borrower is responsible for all costs incurred by Lender, including without limit reasonable attorney fees, with regard to the Line of Credit Loan, the Sparton Corporation Loan Documents and the preparation, negotiation and execution of this Third Amendment and such other documents necessary in connection with the transactions contemplated hereunder.
     10. No Waiver. The execution of this Third Amendment shall not be deemed to be a waiver of any now or hereafter existing default or Event of Default.
     11. Governing Law. This Third Amendment shall be governed by and construed according to the laws of the State of Michigan without regard to conflict of law principles in such state.
     12. Counterparts and Facsimiles. This Third Amendment may be executed in one or more counterparts, each of which when taken together, shall constitute one and the same original. Facsimile signatures are acceptable and may be relied upon as if originals.
     13. WAIVER OF JURY TRIAL. BORROWER, GUARANTORS AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS THIRD AMENDMENT OR ANY OF THE SPARTON CORPORATION LOAN DOCUMENTS.
     14. Release of Claims. Borrower and Guarantors each hereby waive, discharge, and forever release Lender, Lender’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower and/or Guarantor has or may have had at any time up through and including the date of this Third Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or any Guarantor or whether any such claims, causes of action, allegations or assertions arose as result of Lender’s actions or omissions in connection with the Line of Credit Loan or Sparton Corporation Loan Documents, or any amendments, extensions or modifications thereto including, without limitation, this Third Amendment or Lender’s administration of any debt evidenced by the Sparton Corporation Loan Documents or otherwise.

     15. Amendment to Loan Documents. Each of the Sparton Corporation Loan Documents is hereby amended to include all provisions of this Third Amendment. This Third Amendment is not an agreement to any further or other amendment of the Sparton Corporation Loan Documents and Lender shall have no obligation to agree to make any other modifications to the Sparton Corporation Loan Documents now or hereafter requested by Borrower.
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     IN WITNESS WHEREOF, Borrowers, Guarantors and Lender have executed and delivered this Third Amendment as of the day and year first above written.

BORROWER:

SPARTON CORPORATION, an Ohio corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

GUARANTORS:

SPARTON MEDICAL SYSTEMS, INC. f/k/a Astro Instrumentation, Inc., a Michigan corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON TECHNOLOGY, INC., a New Mexico corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer
[Signature Page to Third Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated as of November 12, 2008]
[Signatures Continued on Following Page]

Signature Page to Third Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated November 12, 2008

SPARTRONICS, INC., a Michigan corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON ELECTRONICS FLORIDA, INC., a Florida corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON OF CANADA, LIMITED, a Canadian corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

LENDER:

NATIONAL CITY BANK, a national banking association

By:	/s/ Mark Nowacki
Its:	Vice President